Exhibit 99.1

Loar Holdings Inc. Reports Q3 2024 Results, Upward Revision to 2024 and Initial 2025 Guidance

November 13, 2024

WHITE PLAINS, NY., November. 13, 2024 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reported record results for the third quarter of 2024.

Third Quarter 2024

•
Net sales of $103.5 million, up 25.0% compared to the prior year’s quarter.
•
Net income for Q3 2024 was $8.7 million, up $5.8 million compared to the prior year’s quarter.
•
Diluted earnings per share of $0.09.
•
Adjusted EBITDA of $38.1 million, up 31.8% compared to the prior year’s quarter.
•
Net income margin for the quarter improved to 8.4% from the prior year’s quarter of 3.4%.
•
Adjusted EBITDA Margin for the quarter was 36.8% compared to 34.9% for the prior year’s quarter.
•
Adjusted Earnings Per Share of $0.15.

“Our third quarter results showcased our continued execution across all four of our strategic value drivers,” stated Dirkson Charles, Loar CEO and Executive Co-Chairman of the Board of Directors. “We again achieved record net sales and Adjusted EBITDA, driven by strong demand in both our commercial and defense end-markets.”

Loar reported net sales for the quarter of $103.5 million, an increase of $20.7 million or 25.0% over the prior year’s quarter. Organically(1), net sales increased 16.5% or $13.7 million, to $96.5 million.

Net income for the quarter increased $5.8 million to $8.7 million from a net income of $2.9 million for the comparable quarter a year ago. The increase in net income for the quarter was primarily driven by an increase in operating income and a decrease in interest expense.

Adjusted EBITDA for the quarter was $38.1 million, an increase of 31.8% or $9.2 million compared to the prior year’s quarter. Adjusted EBITDA as a percentage of net sales was 36.8%, compared to 34.9% in the third quarter of the prior year. The increase in Adjusted EBITDA as a percentage of net sales is primarily attributed to the execution of our strategic value drivers and operating leverage from higher sales levels.

Year-to-Date

Net sales for the first nine months ended September 30, 2024, were $292.4 million, an increase of $61.3 million or 26.5% over the comparable period of the prior year. Organically(1), net sales increased 14.9% or $34.5 million, to $265.6 million.

Net income year-to-date increased $22.6 million to $18.5 million from a net loss of $4.0 million for the comparable period a year ago.

Adjusted EBITDA for the nine months of 2024 was $106.2 million, an increase of 27.1% or $22.7 million over the comparable period a year ago. Adjusted EBITDA as a percentage of net sales was 36.3%, compared to 36.1% for the first nine months of the prior year.

Please see the attached Table 4 for a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods discussed in this press release.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Full Year 2024 Outlook – Revised Upward

“As a result of the successful closure of the acquisition of Applied Avionics and our strong business performance, we are revising our full year 2024 guidance,” stated Glenn D’Alessandro, Loar Chief Financial Officer and Treasurer. “This guidance therefore reflects higher interest and amortization costs as a result of the acquisition of Applied Avionics.”

•
Net sales – between $390 and $394 million, up from $374 million to $378 million
•
Net income – between $19.0 and $20.0 million, down from $28.4 million to $29.6 million
•
Adjusted EBITDA – between $141 and $143 million, up from $134 million to $136 million
•
Diluted Earnings per share – between $0.20 and $0.22
•
Net income margin – approximately 5%, down from approximately 8%
•
Adjusted Earnings Per Share – between $0.35 and $0.37, down from $0.44 to $0.46
•
Adjusted EBITDA Margin – remains at approximately 36%
•
Interest expense – approximately $54 million, up from $42 million
•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of high double-digits, up from mid double-digits
o
Commercial, Business Jet, and General Aviation aftermarket growth of mid double-digits
o
Defense growth of high double-digits, up from mid double-digits

Full Year 2025 Outlook

“As we near the end of the year, the strength of our backlog gives us the visibility needed to look ahead to 2025. We believe our 2025 guidance outlines the strong demand we see across all the end-markets in which we participate,” stated Mr. Charles.

•
Net sales – between $470 million and $480 million
•
Net income - between $33.0 million and $37.0 million
•
Adjusted EBITDA - between $176 million and $180 million

•
Diluted Earnings per share – between $0.35 and $0.40
•
Net income margin – approximately 7%
•
Adjusted Earnings Per Share - between $0.45 and $0.50
•
Adjusted EBITDA Margin – approximately 37.5%
•
Interest expense – approximately $60 million
•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of high single-digits
o
Commercial, Business Jet, and General Aviation aftermarket growth of high single-digits
o
Defense growth of high double-digits

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in these “Full Year 2024 Outlook – Revised Upward” and the “Full Year 2025 Outlook” sections on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call for investors and security analysts is scheduled on Wednesday November 13, 2024, at 10:30a.m., Eastern Time. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income (loss) to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to Adjusted Earnings Per Share mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA, less the tax effect of these adjustments. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin; and
•
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income (loss) or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the headings “Full Year 2024 Outlook – Revised Upward” and “Full Year 2025 Outlook,” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”) on August 13, 2024, as well as the Company’s Quarterly Report on Form 10-Q that will be filed following this earnings release, and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Group Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: - Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$55,179	$21,489
Accounts receivable, net	66,329	59,002
Inventories	97,887	77,962
Other current assets	12,152	11,830
Income taxes receivable	408	393
Total current assets	231,955	170,676
Property, plant and equipment	76,955	72,174
Finance lease assets	2,240	2,448
Operating lease assets	5,916	6,297
Other long-term assets	16,200	11,420
Intangible assets, net	447,123	316,542
Goodwill	691,658	470,888
Total assets	$1,472,047	$1,050,445

Liabilities and equity
Current liabilities:
Accounts payable	$16,224	$12,876
Current portion of long-term debt	6,028	6,896
Current portion of finance lease liabilities	221	190
Current portion of operating lease liabilities	612	609
Income taxes payable	6,265	6,133
Accrued expenses and other current liabilities	29,334	24,776
Total current liabilities	58,684	51,480
Deferred income taxes	36,820	36,785
Long-term debt, net	596,074	528,582
Finance lease liabilities	3,234	3,401
Operating lease liabilities	5,464	5,802
Environmental liabilities	-	1,145
Other long-term liabilities	1,957	5,109
Total liabilities	702,233	632,304

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 89,703,571 issued and outstanding at September 30, 2024	897	—
Additional paid-in capital	793,167	—
Accumulated deficit	(24,245)	—
Accumulated other comprehensive loss	(5)	—
Member's equity	—	418,141
Total equity	769,814	418,141
Total liabilities and equity	$1,472,047	$1,050,445

Loar Holdings Inc.

Table – 2: Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands except per common share and per common unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$103,519	$82,807	$292,378	$231,042
Cost of sales	50,615	42,176	147,515	116,904
Gross profit	52,904	40,631	144,863	114,138
Selling, general and administrative expenses	30,186	21,863	80,362	60,210
Transaction expenses	1,444	2,022	2,549	2,626
Other income, net	1,574	356	4,441	483
Operating income	22,848	17,102	66,393	51,785
Interest expense, net	9,962	17,155	38,332	49,125
Refinancing costs	-	-	1,645	—
Income (loss) before income taxes	12,886	(53)	26,416	2,660
Income tax (provision) benefit	(4,230)	2,907	(7,870)	(6,702)
Net income (loss)	$8,656	$2,854	$18,546	$(4,042)
Net income per common share:
Basic	$0.10	n/a	$0.21	n/a
Diluted	$0.09	n/a	$0.20	n/a
Weighted average common shares outstanding:
Basic	89,704	n/a	88,722	n/a
Diluted	91,931	n/a	90,755	n/a

Net income (loss) per common unit	n/a	$14,000.14	n/a	$(19,799.55)
Weighted average common units outstanding - basic and diluted	n/a	204	n/a	204

Loar Holdings Inc.

Table 3: - Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income (loss)	$18,546	$(4,042)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,183	7,297
Amortization of intangibles and other long-term assets	22,249	20,869
Amortization of debt issuance costs	931	2,132
Amortization of inventory step-up	276	201
Stock-based compensation	7,568	278
Deferred income taxes	(141)	622
Non-cash lease expense	438	668
Refinancing costs	1,645	—
Other income, net	(2,856)	—
Changes in assets and liabilities:
Accounts receivable	(4,331)	(11,462)
Inventories	(13,694)	(12,643)
Other assets	(4,455)	(3,565)
Accounts payable	2,825	3,531
Other liabilities	(1,404)	(2,384)
Environmental liabilities	(1,145)	(46)
Operating lease liabilities	(392)	(656)
Net cash provided by operating activities	34,243	800

Investing Activities
Capital expenditures	(6,084)	(7,824)
Payment for acquisitions, net of cash acquired	(383,222)	(60,289)
Net cash used in investing activities	(389,306)	(68,113)

Financing Activities
Net proceeds from issuance of common stock	325,408	—
Payments of long-term debt	(287,881)	(4,333)
Proceeds from issuance of long-term debt	360,000	53,000
Financing costs and other, net	(8,876)	(1,060)
Payments of finance lease liabilities	(137)	(95)
Net cash provided by financing activities	388,514	47,512

Effect of translation adjustments on cash and cash equivalents	239	(137)
Net increase (decrease) in cash and cash equivalents	33,690	(19,938)

Cash and cash equivalents, beginning of period	21,489	35,497
Cash and cash equivalents, end of period	$55,179	$15,559

Supplemental information
Interest paid during the period, net of capitalized amounts	$37,495	$47,246
Income taxes paid during the period, net	$7,925	$4,942

Loar Holdings Inc.

Table – 4: Reconciliation of Net income (Loss) to EBITDA and Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$8,656	$2,854	$18,546	$(4,042)
Adjustments:
Interest expense, net	9,962	17,155	38,332	49,125
Refinancing costs	—	—	1,645	—
Income tax provision (benefit)	4,230	(2,907)	7,870	6,702
Operating income	22,848	17,102	66,393	51,785
Depreciation	2,775	2,314	8,183	7,297
Amortization	7,945	7,101	22,249	20,869
EBITDA	33,568	26,517	96,825	79,951
Adjustments:
Recognition of inventory step-ups (1)	276	201	276	201
Other income, net (2)	(1,574)	(356)	(4,441)	(483)
Transaction expenses (3)	1,444	2,023	2,549	2,627
Stock-based compensation (4)	3,094	92	7,568	278
Acquisition and facility integration costs (5)	1,288	432	3,381	917
Adjusted EBITDA	$38,096	$28,909	$106,158	$83,491
Net sales	$103,519	$82,807	$292,378	$231,042
Net income (loss) margin	8.4%	3.4%	6.3%	(1.7)%
Adjusted EBITDA Margin	36.8%	34.9%	36.3%	36.1%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)
Represents the reduction in the estimated contingent purchase price for the CAV Group Limited acquisition in 2024 and a grant from the U.S. Department of Transportation under the Aviation Manufacturing Jobs Protection Program in 2023.
(3)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.
(4)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table – 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended September 30,
	2024			2023
	OEM Net Sales	Aftermarket Net Sales	Total Net Sales	OEM Net Sales	Aftermarket Net Sales	Total Net Sales
Commercial Aerospace	$15,824	$29,058	$44,882	$14,574	$23,886	$38,460
Business Jet and General Aviation	19,911	10,121	30,032	11,701	7,729	19,430
Total Commercial	35,735	39,179	74,914	26,275	31,615	57,890
Defense	10,152	11,810	21,962	8,004	7,218	15,222
Other	2,976	3,667	6,643	5,667	4,028	9,695
Total	$48,863	$54,656	$103,519	$39,946	$42,861	$82,807

	Nine Months Ended September 30,
	2024			2023
	OEM Net Sales	Aftermarket Net Sales	Total Net Sales	OEM Net Sales	Aftermarket Net Sales	Total Net Sales
Commercial Aerospace	$46,316	$81,101	$127,417	$40,487	$67,016	$107,503
Business Jet and General Aviation	53,556	29,253	82,809	31,391	20,516	51,907
Total Commercial	99,872	110,354	210,226	71,878	87,532	159,410
Defense	26,793	32,681	59,474	22,546	21,056	43,602
Other	10,727	11,951	22,678	15,323	12,707	28,030
Total	$137,392	$154,986	$292,378	$109,747	$121,295	$231,042

Loar Holdings Inc.

Table – 6: Reconciliation of Earnings Per Share to Adjusted Earnings Per Share

(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
Reported earnings per share
Net income	$8,656	$18,546
Denominator for basic and diluted earnings per common share:
Weighted-average common shares outstanding - basic	89,704	88,722
Effect of dilutive common shares	2,227	2,033
Weighted average common shares outstanding—diluted	91,931	90,755
Net income per common shares—basic	$0.10	$0.21
Net income per common shares—diluted	$0.09	$0.20

Adjusted earnings per share
Net income	$8,656	$18,546
Refinancing costs	-	1,645
Gross adjustments to EBITDA	4,528	9,333
Tax adjustment (1)	235	(880)
Adjusted net income	$13,419	$28,644
Adjusted diluted earnings per share	$0.15	$0.32

Diluted earnings per share to adjusted earnings per share
Net income per common shares—diluted	$0.09	$0.20
Adjustments to diluted earnings per share:
Refinancing costs	-	0.02
Other income	(0.02)	(0.05)
Transaction expenses	0.02	0.03
Stock-based compensation	0.04	0.08
Acquisition and facility integration costs	0.02	0.05
Tax adjustment (1)	(0.00)	(0.01)
Adjusted earnings per share	$0.15	$0.32

(1)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, refinancing costs, other income, transaction expenses, stock-based compensation, and acquisition and facility integration costs are excluded from adjusted net income and therefore we have excluded the impact those items have on the effective tax rate.